Bonds.com Group, Inc. 8-K
Exhibit 10.8

AMENDMENT AND RELEASE

THIS AMENDMENT AND RELEASE (this “Agreement”), dated as of October ___, 2010, is entered into between Bonds.com Group, Inc., a Delaware corporation (the “Company”), John J. Barry III (“JB III”) and each of the other parties identified on the signature page hereto (collectively with JB III, the “JB III Parties”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Grid Note (as defined below).

Background

The Company issued a Grid Promissory Note, dated January 29, 2008, to JB III (as amended, the “Grid Note”).  The principal amount outstanding under the Grid Note is $250,000.

The Company desires to consummate an equity financing, or series of related equity financings, pursuant to which the Company will sell shares of its capital stock (the “Equity Financing”) to an investor or group of investors (the “Investors”).  JB III has been provided with detailed information and been given an opportunity to ask questions and obtain additional information regarding the Equity Financing.

JB III and the other JB III Parties are shareholders of the Company, and, as a result, will benefit from the Equity Financing.  The execution and delivery of this Agreement is a condition to the Investors consummating the Equity Financing.  Additionally, simultaneously with the execution of this Agreement, other shareholders of the Company are waiving contractual restrictions on JB III’s and the other JB III Parties’ sale of their shares in order to induce JB III and the other JB III Parties to enter into this Agreement.  In order to induce the Investors to invest in the Company and consummate the Equity Financing, to induce such other shareholders to waive such restrictions and to benefit from the mutual release set forth herein, the Company and JB III and the other JB III Parties agree to the amendments, releases and other terms set forth in this Agreement.

Operative Terms

The parties agree as follows:

1.           Payment of Principal.  At such time as the aggregate gross proceeds to the Company from the Equity Financing equal a minimum of $2,000,000 (inclusive of the conversion or cancellation of outstanding indebtedness), the Company shall, within 5 business days, make a payment to JB III in the amount of $50,000 (the “Initial Payment”).  The Company shall, within 5 business days, make the following additional payments in satisfaction of the Grid Note at such time that the aggregate gross proceeds to the Company from the Equity Financing (inclusive of the conversion or cancellation of outstanding indebtedness) (the “Aggregate Gross Proceeds”) equal the amounts set forth below:

Aggregate Gross Proceeds	Payment
$4,000,000	$100,000
$10,000,000	Remaining accrued and unpaid interest and principal due

All payments by the Company shall be applied first to accrued and unpaid interest and then to principal.  The Company may at any time voluntarily pay all principal and accrued interest under the Grid Note.

2.           JB III’s Release of the Company.  Effective immediately upon the Company’s payment to JB III of the Initial Payment, JB III and each of the other JB III Parties, for himself, itself, herself and their respective heirs, successors, affiliates, managers, members, trustees, beneficiaries and assigns and anyone claiming by or through them (collectively, the “Releasing Parties”), irrevocably and unconditionally releases, waives, and forever discharges the Company, Bonds.com Holdings, Inc., Bonds.com Inc., each of their respective parents, subsidiaries and affiliates, and each of their and their respective parents’, subsidiaries’ and affiliates’ directors, officers, agents, attorneys, present and former employees, partners, investors, shareholders, insurers, predecessors, successors, assigns, and representatives, from any and all actual or potential claims, direct, indirect or derivative complaints, liabilities, obligations, promises, actions, causes of action, liabilities, agreements, damages, costs, debts, and expenses of any kind, whether known or unknown, that the Releasing Parties (a) may at any time in the future have as a result of, relating to or arising out of the Equity Financing or any similar or related financing or transaction and/or (b) have ever had or now have from the beginning of time through the date the undersigned executes this Agreement (collectively, the “Released Claims”); provided, however, that this release shall not release any claims under the Grid Note (as modified hereby) or any covenants contained in this Agreement.  Without limitation, the Released Claims include all claims arising out of, related to or connected with any law, rule or regulation of the State of Florida, the State of New York; any other law, rule or regulation of any other state; any local ordinance; workers' compensation statutes; unemployment compensation laws; and any other federal, state or local statute, rule, regulation or ordinance; any obligations under, arising out of, or related to any actual or quasi-contracts; common law claims, including but not limited to claims of intentional or negligent infliction of emotional distress, negligent hiring, retention, training or supervision, defamation, invasion of privacy, breach of a covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, breach of express or implied contract, promissory estoppel, negligence or wrongful termination of employment; any claims for or to past or future unpaid salary, commissions, bonuses, incentive payments, expense reimbursements, health care benefits, life insurance, disability insurance and any other income or benefits the Releasing Parties received or claim they should receive; and all other claims of any kind, including but not limited to any claims for attorneys’ fees.

3.           Company’s Release of JB III Parties.  Effective immediately upon the Company’s payment to JB III of the Initial Payment, the Company, Bonds.com Holdings, Inc., Bonds.com, Inc., and each of their respective predecessors, successors, assigns, transferees, members, managers, shareholders, officers, directors, present and former employees, parents, subsidiaries, affiliates, attorneys, investors, insurers, representatives, and agents (the “Company Releasing Parties”), irrevocably and unconditionally release, waive, and forever discharge JB III, each of the other JB III Parties and their respective heirs, family members, predecessors, successors, assigns, transferees, members, managers, shareholders, officers, directors, present and former employees, parents, subsidiaries, affiliates, attorneys, investors, insurers, representatives, and agents from any and all actual or potential direct, indirect, or derivative claims, complaints, liabilities, obligations, promises, actions, causes of action, liabilities, agreements, damages, costs, debts, and expenses of any kind, whether known or unknown, that the Company Releasing

Parties (a) may at any time in the future have as a result of, relating to, or arising out of the Equity Financing or any similar or related financing or transaction and/or (b) have ever had or now have from the beginning of time through the date the Company executes this Agreement; provided that such release does not include any claims related to or arising out of (i) any covenants contained in this Agreement, and (ii) JB III’s or any other JB III Parties’  obligations under Paragraph 4 of the letter agreement, dated as of February 26, 2010, between the Company, John J. Barry IV, JB  III and Holly A.W. Barry (the “Letter Agreement”).  Without limitation, the Released Claims include all claims arising out of, related to or connected with any law, rule or regulation of the State of Florida, the State of New York; any other law, rule or regulation of any other state; any local ordinance; workers' compensation statutes; unemployment compensation laws; and any other federal, state or local statute, rule, regulation or ordinance; any obligations under, arising out of, or related to any actual or quasi-contracts; common law claims, including but not limited to claims of intentional or negligent infliction of emotional distress, negligent hiring, retention, training or supervision, defamation, invasion of privacy, breach of a covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, breach of express or implied contract, promissory estoppel, negligence or wrongful termination of employment; any claims for or to past or future unpaid salary, commissions, bonuses, incentive payments, expense reimbursements, health care benefits, life insurance, disability insurance and any other income or benefits the Releasing Parties received or claim they should receive; and all other claims of any kind, including but not limited to any claims for attorneys’ fees.

4.           Indemnification With Regard to Third-Party Claims.  To the extent permitted by applicable law, the Company, Bonds.com Holdings, Inc., Bonds.com, Inc., and each of their respective predecessors, successors, assigns, transferees, parents, subsidiaries, and affiliates hereby agree to indemnify JB III and his heirs, family members, predecessors, successors, assigns, transferees, members, managers, shareholders, officers, directors, present and former employees, parents, subsidiaries, affiliates, attorneys, investors, insurers, representatives, and agents and hold them harmless from any and all actual or potential claims, demands, complaints, liabilities, obligations, promises, actions, causes of action, liabilities, agreements, damages, costs, debts, and expenses, including court costs and attorneys’ fees, of any kind, whether known or unknown, that any third parties (a) may at any time have as a result of, relating to, or arising out of the Equity Financing or any similar or related financing or transaction and/or (b) have ever had or may at any time have as a result of, relating to, or arising from JB III’s relationship (whether by statute, contract, or otherwise) with the Company Releasing Parties.

5.           Forbearance; Effect of Modification and Amendment of Grid Note.  From the date of this Agreement until December 31, 2010, JB III shall not require any payment of principal or interest or other amounts under the Grid Note except as and to the extent required pursuant to Section 1 above.  After December 31, 2010, JB III shall be permitted to seek to enforce the Grid Note in accordance with the provisions thereof.  No default by the Company of the Grid Note shall be deemed to have occurred between the date of this Agreement and December 31, 2010 so long as the Company complies with this Agreement.  The Grid Note shall be deemed to be modified and amended solely in accordance with the express provisions of this Agreement and the respective rights, duties and obligations of the parties under the Grid Note shall continue to be determined, exercised and enforced under the Grid Note subject in all respects to the modifications and amendments set forth in this Agreement.  All the other terms of the Grid Note shall continue in full force and effect.  In the event of inconsistency between the terms of this Agreement and the terms of the Grid Note, the terms of this Agreement shall govern.

6.           Representations and Warranties by the JB III Parties.  The JB III Parties jointly and severally represent and warrant to the Company that they have not assigned, sold or transferred to any person or entity any Released Claims or any rights with respect thereto.  The JB III Parties jointly and severally represent and warrant to the Company that this Agreement constitutes a valid, binding and enforceable obligation of each of them.  There is no affiliate of the JB III Parties or any other family member or related person of the JB III Parties who or which is not a party to this Agreement that owns, beneficially or of record, any shares of capital stock of the Company.

7.           Representations and Warranties by the Company.  The Company represents and warrants to the JB III Parties that this Agreement constitutes a valid, binding and enforceable obligation of the Company.

8.           Acknowledgement Regarding Letter Agreement.  The Company acknowledges and agrees that the voting obligations of Paragraph 4 of the Letter Agreement are not binding upon a transferee of shares of Common Stock who obtains such shares from JB III or a any other JB III Party pursuant to an arms-length transaction in which JB III or such JB III Party sells, assigns and transfers all record and beneficial ownership (including, without limitation, all direct and indirect rights to vote, or direct or influence the voting of, such shares) of such shares to such transferee and such transferee is neither an affiliate, family member nor other related person of JB III or such other JB III Party.

9.           Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment and Release is executed as of the date first set forth above.

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO

/s/ John J. Barry III
JOHN J. BARRY III

JOHN J. BARRY III AND HOLLY A.W. BARRY

/s/ John J. Barry III
JOHN J. BARRY III

/s/ Holly A.W. Barry
HOLLY A.W. BARRY

DUNCAN FAMILY, LLC

By:	/s/ John J. Barry III
Name:	John J. Barry, III, Managing Member

By:	/s/ Holly A.W. Barry
Name:	Holly A.W. Barry, Managing Member

DUNCAN FAMILY REVOCABLE TRUST

By:	/s/ John J. Barry III
Name:	John J. Barry, III, Co-Trustee

By:	/s/ Holly A.W. Barry
Name:	Holly A.W. Barry, Co-Trustee

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